UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

                      SELIGMAN NEW TECHNOLOGIES FUND, INC.
             (Exact name of Registrant as specified in its charter)

            Maryland                      811-09353               13-4064344
 (State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
          incorporation)                                     Identification No.)

                                100 Park Avenue,
                            New York, New York 10017
               (Address of principal executive offices, zip code)

Registrant's telephone number, including area code (212) 850-1864

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule13e-4(C) under the Exchange Act (17CFR 240.13e-4(c))

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SECTION 7 - REGULATION FD DISCLOSURE

Item 7.01 Regulation FD Disclosure.

The Registrant is furnishing the following information pursuant to Regulation FD for the Seligman New Technologies Fund, Inc.:

On or about December 10, 2007, a final liquidating distribution will be made available to stockholders of record of Seligman New Technologies Fund, Inc. (the "Fund") as of December 10, 2007, in accordance with the Plan of Complete Liquidation and Dissolution (the "Plan") approved by the stockholders in February 2004.

The amount to be distributed to stockholders is approximately $0.45 per share.

This distribution will be the final payment under the Plan. Although there can be no assurances, and individual stockholders should consult with their own tax advisor, the Fund believes that this distribution should be treated as a non-taxable event for those stockholders who purchased shares in the Fund's initial public offering and this final distribution should permit stockholders to realize (for federal income tax purposes) any remaining losses attributable to their purchase of shares.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SELIGMAN NEW TECHNOLOGIES FUND, INC.

Date: December 5, 2007

                                           By: /s/ Paul B. Goucher
                                               --------------------------------
                                               Paul B. Goucher
                                               Assistant Secretary